AMENDMENT NO. 2 TO CONSULTING AGREEMENT

THIS AMENDMENT NO. 2 TO CONSULTING AGREEMENT (this "Amendment"),

effective as of December 1, 2023, by and among VELA Investment Management, LLC, a Delaware limited liability company (the "Adviser"), VELA Funds, a Delaware statutory trust (the "Trust"), and Northern Lights Compliance Services, LLC, a Nebraska limited liability company ("NLCS").

WHEREAS, the Adviser, the Trust and NLCS are parties to that certain Consulting Agreement effective September 22, 2020, as amended, by and among the Adviser, the Trust and NLCS (the "Consulting Agreement").

WHEREAS, the parties desire to amend the Consulting Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Schedule A hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Consulting Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

VELA FUNDS By: /s/ Jason Job Name: Jason Job Title: President	NORTHERN LIGHTS COMPLIANCE SERVICES, LLC By: /s/ Martin R. Dean Martin R. Dean Title: President
VELA INVESTMENT MANAGEMENT, LLC By: /s/ RH Dillon Name: R H Dillon Title: Chief Executive Officer

This Schedule A is part of the Consulting Agreement (the "Agreement"), dated September 22, 2020 entered into by and among VELA Investment Management, LLC (the "Adviser"), VELA Funds (the "Trust") and Northern Lights Compliance Services, LLC ("NLCS"). Capitalized terms used herein that are not otherwise defined shall have the same meanings ascribed to them in the Agreement.

1.	Standard Service Fees:

[REDACTED]

2.	Due Diligence Fee:

[REDACTED]

3.	Additional Service Fees:

[REDACTED]

Schedule A I Page 3

4.	Anti-Money Laundering Fees:

[REDACTED]

5.	Out-of-Pocket Expenses:

[REDACTED]

6.	Payment Terms:

[REDACTED]

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Schedule A to the Consulting Agreement effective December 1, 2023.

VELA FUNDS By: /s/ Jason Job Name: Jason Job Title: President	NORTHERN LIGHTS COMPLIANCE SERVICES, LLC By: /s/ Martin R. Dean Martin R. Dean Title: President
VELA INVESTMENT MANAGEMENT, LLC By: /s/ RH Dillon Name: R H Dillon Title: Chief Executive Officer